Exhibit 10.1
THIRD AMENDMENT
TO
COGNEX CORPORATION
1998 STOCK INCENTIVE PLAN
A. The Cognex Corporation 1998 Stock Incentive Plan (the “Plan”) is hereby amended by adding the following sentence at the end of Section 2(a):
“Notwithstanding the foregoing, the number of shares of Common Stock otherwise available for issuance under this Plan in 2007 is hereby reduced by 3,599,750 shares.”
B. Except as otherwise amended herein, the Plan is confirmed in all other respects.
C. This Amendment is effective as of July 26, 2007.
     Executed this 14th day of August, 2007, by and on behalf of Cognex Corporation by its duly authorized officer.

COGNEX CORPORATION
By:	/s/ Anthony J. Medaglia, Jr.
Anthony J. Medaglia, Jr.
Secretary